UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 12, 2005

EVOLVE ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26415	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (561) 988-0819

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 12, 2005, the Company determined that the Company’s historical financial information included in its Form 10-KSB for the year ended December 31, 2004 and its Form 10-QSB for the fiscal quarter ended March 31, 2005 should be restated to correct the presentation of a valuation allowance, amounting to approximately $298,500, related to our available for sale securities and presented as part of other comprehensive income (loss) in the equity section of the balance sheet. This restatement results from a determination that the decline in value, as previously reported, is other than temporary and, therefore, should be adjusted at the date it is determined to be other than temporary, to the statement of operations. This adjustment did not result in any net adjustment to the Company’s balance sheet. Therefore the Company’s historical financial statements should no longer be relied upon.

The Company’s President and Chief Executive Officer discussed with the Company’s independent accountant the matters discussed above and the Company’s subsequent filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE ONE, INC.

By:   /s/ Irwin Horowitz

Irwin Horowitz, President

DATED:  September 29, 2005